                                                                      EXHIBIT 21

                       BANKERS TRUST NEW YORK CORPORATION
                         SUBSIDIARIES OF THE REGISTRANT
                               DECEMBER 31, 1993



                 Subsidiary /(1)/                 State of Incorporation
                 ----------------                 ----------------------

             Bankers Trust Company                        New York
             BT Securities Corporation                    Delaware
             BT Holdings (NY) Inc.                        New York



All other subsidiaries of the Corporation, in the aggregate, would not constitute a significant subsidiary, as defined.








(1) Subsidiaries' names listed hereon are names under which such subsidiaries do business.

                                      98